Exhibit 1

SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)            Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  November 28, 2008

THOMA BRAVO FUND IX, L.P.

By:	Thoma Bravo Partners IX, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ S. Scott Crabill
Name:	S. Scott Crabill
Its:	Managing Partner

THOMA BRAVO PARTNERS IX, L.P.

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ S. Scott Crabill
Name:	S. Scott Crabill
Its:	Managing Partner

THOMA BRAVO, LLC

By:	/s/ S. Scott Crabill
Name:	S. Scott Crabill
Its:	Managing Partner